UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 26, 2023

TG Venture Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41000	86-1985947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1390 Market Street, Suite 200

San Francisco, CA 94102
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (628) 251-1369

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	TGVCU	Nasdaq Global Market
Class A Common Stock, par value $0.0001 per share	TGVC	Nasdaq Global Market
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TGVCW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 22, 2023, TG Venture Acquisition Corp. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s Class A common stock for the last 30 consecutive business days and its number of publicly held shares, the Company no longer met Nasdaq Listing Rule 5450(b)(2)(C), which requires listed companies to maintain a minimum market value of publicly held shares (“MVPHS”) of at least $15 million. The Company had until December 19, 2023 (the “December Compliance Date”) to regain compliance with this requirement.

As further previously disclosed, on October 9, 2023, the Company received another written notice from Nasdaq indicating that, based on the number of beneficial holders and holders of record of the Company’s Class A common stock (the “Total Holders”), the Company no longer met Listing Rule 5450(a)(2), which requires listed companies to maintain a minimum of 400 Total Holders. As permitted, TGVC timely submitted a plan to regain compliance and requested an extension of time within which to demonstrate compliance. However, Nasdaq did not accept the compliance plan nor the request for an extension.

On December 26, 2023, the Company received a delist determination letter from Nasdaq (the “Letter”) advising the Company that the Staff had determined that the Company did not meet the MVPHS by the December Compliance Date. The Letter further acknowledged that the Company did not comply with the Total Holders requirement, which serves as an additional and separate basis for delisting.

The Company intends to timely appeal the Staff's delisting determination by submitting a hearing request to the Nasdaq Hearings Panel (the “Panel”), which request will automatically stay the delisting of the Company's securities by the Staff at least until the hearing process concludes and any extension granted by the Panel expires.

At the Panel hearing, the Company intends to present a plan to regain compliance with the MVPHS and Total Holders requirements. In the interim, the Company’s common stock, units and warrants will continue to trade on Nasdaq under the symbols "TGVC.U," “TGVC” and "TGVC.W,” respectively, at least pending the ultimate conclusion of the hearing process.

The Panel may, in its discretion, grant the Company up to an additional 180-day compliance period to regain compliance and maintain its Nasdaq listing; however, there can be no assurance that the Panel will grant such additional time, that the Company’s plan will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Venture Acquisition Corp.

By:	/s/ Patrick Tsang
	Name:	Pui Lan Patrick Tsang
	Title:	Chief Executive Officer and Director

Dated: December 28, 2023